Exhibit 10.2

SINDA LTD

AMENDED AND RESTATED

LONG TERM INCENTIVE PLAN

1.           Purpose. The purpose of the Sinda Ltd Amended and Restated 2020 Long Term Incentive Plan (the “Plan”) is to provide Employees (as defined below), Consultants (as defined below) and Directors (as defined below) of Sinda Ltd, a Delaware corporation formerly known as Minera Adularia International Ltd. (or any successor thereto, the “Company”), or a Subsidiary (as defined below) with an additional incentive to use maximum efforts for the future success of the Company and any Subsidiary and to enhance the ability of the Company or a Subsidiary to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire Awards (as defined below).

2.           Definitions. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

“Authorized Officer” means the Executive Chairman, the Chief Executive Officer, the President, or any other senior officer of the Company to whom the Executive Chairman, the Chief Executive Officer, or the President shall delegate the authority to execute any Award Agreement.

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” means the consummation of (i) any merger or consolidation of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than a majority of the aggregate voting power represented by the issued and outstanding voting securities in the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions in which a person or group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto acquires greater than a majority of the aggregate ordinary voting power represented by the issued and outstanding voting securities of the Company; or (iii) a sale or other disposition of all or substantially all of the assets of the Company; provided that in no event will a Change of Control include any of the following transactions: (A) any consolidation, merger or similar transaction effected exclusively to change the domicile of the Company; (B) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes or any indebtedness or equity securities of the Company are cancelled or converted or a combination thereof, including, without limitation, an initial public offering or other offering of the Company’s capital stock; (C) any acquisition of such voting power by an individual or entity that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the Company; or (D) any transaction where a majority of the aggregate voting power represented by the issued and outstanding voting securities of the Company, the surviving parent entity or the entity to which all or substantially all of the Company’s assets are transferred in the transaction or series of transactions is Controlled directly or indirectly by one or more Kaplan Parties. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Plan. Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which would be accelerated or required upon a Change of Control, a transaction will not be deemed a Change of Control unless the transaction qualifies as “a change in control event” (or similar term) within the meaning of Section 409A of the Code and the regulations thereunder.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Board of Directors, or a committee of the Board of Directors appointed in accordance with Section 3 of the Plan, when acting in connection with the administration of the Plan. If the Board does not appoint a Committee, references in this Plan to the Committee shall refer to the Board.

“Continuous Service” unless otherwise determined by the Committee and provided in the applicable Award Agreement, means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or Director or Consultant or a transfer between locations of the Company or between the Company, its Subsidiaries, or their respective successors, provided that there is no interruption or termination of the Participant’s service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, a Participant’s Continuous Service shall be deemed to have terminated with respect to all Incentive Stock Options granted to such Participant on such date as such Participant’s Continuous Service as an Employee terminates. To the extent permitted by law and any leave of absence policy of the Company, the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave; provided, however, a Participant’s Continuous Service shall not be deemed to have been terminated because of an approved leave of absence from active service with the Company or a Subsidiary on account of temporary illness, authorized vacation, or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period that is required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”) (if the Participant returns to active service with the Company or a Subsidiary within the period required by USERRA after termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable and binding statute (such as the Family and Medical Leave Act of 1993, as amended), personnel policy, or employment agreement. Whether an authorized leave of absence constitutes termination of Continuous Service hereunder shall be determined by the Committee. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a termination of Continuous Service. Notwithstanding the foregoing, in the case of Awards that are subject to the requirements of Section 409A of the Code, whether a termination of Continuous Service has occurred shall be determined in a manner consistent with the definition of “separation from service” under Section 409A of the Code.

“Consultant” means a consultant or adviser who provides services to the Company or a Subsidiary as an independent contractor and not as an employee; provided, however, that a Consultant may become a Participant in this Plan only if the Consultant: (i) is a natural person (unless otherwise authorized by the Committee); (ii) provides bona fide services to the Company or a Subsidiary; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

“Control” (including its correlative meanings, the terms “Controlling,” “Controlled by” and “under Common Control with”) means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the beneficial ownership of voting securities, by contract or otherwise.

“Deferred Stock Unit” means a unit evidencing the right to receive at a future date one Ordinary Share. Payment by the Company in respect of Deferred Stock Units may be made in the form of cash or Ordinary Shares or a combination thereof as determined by the Committee.

“Deferred Stock Unit Award” means an Award in the form of Deferred Stock Units.

“Director” means each member of the Board of Directors of the Company.

“Disability” (i) in the case of a Participant who receives an Award and whose employment arrangement with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Disability,” has the meaning set forth in such agreement for “Disability” during the period that agreement remains in effect; (ii) in the case of a Participant whose employment arrangement is with a Mexican Subsidiary and who is not subject to an employment agreement (or subject to an employment agreement that does not include a definition of “Disability”), the meaning shall be determined in accordance with applicable Mexican law; and (iii) in all other cases, has the meaning set forth in Section 22(e)(3) of the Code; provided, however, that as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Disability” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

“Dividend Equivalents” means, in the case of Deferred Stock Units or Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the term of such Units, as applicable, or a like number of Ordinary Shares.

“Effective Date” means the date of the consummation of the Company’s initial public offering pursuant to the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission on [●], 2026, as may be amended.

“Employee” means (i) any person, including officers, employed by the Company or a Subsidiary, (ii) any person who is a “common law” employee of the Company or a non-Mexican Subsidiary under United States Internal Revenue Service Revenue Ruling 87-41 (or any successor ruling), (iii) any person who is a “leased individual” of the Company or a non-Mexican Subsidiary as described in the definition of “Employee” in the Master Glossary to Accounting Standards Codification (ASC) 718 and (iv) any person who provides dependent, subordinated and personal services to a Mexican Subsidiary under applicable Mexican law. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Participant may exercise his right to receive cash or Ordinary Shares, as applicable, under the terms of an Award.

“Fair Market Value” means, as of a particular date, the value of the Ordinary Shares determined as follows: (i) if the Ordinary Shares are traded in a public market, then the Fair Market Value per share shall be, (A) if the Ordinary Shares are listed on a national securities exchange, the last reported sale price per Ordinary Share on the exchange on the applicable date, or if no Ordinary Shares were traded on that date, then on the last preceding date on which the Ordinary Shares were traded on such exchange or (B) if the Ordinary Shares are not so listed or included, and to the extent permitted by Treasury Regulation Section 1.409A-1(b)(5)(iv)(A), the average of the last reported “bid” and “asked” prices thereof on the relevant date (or if no Ordinary Shares were traded on such date, the next preceding date on which the Ordinary Shares were traded) as reported on the OTC Bulletin Board; or (ii) at any time at which the Ordinary Shares are not traded in a public market, then the Fair Market Value per Ordinary Share shall be determined by the Committee, acting in good faith, using a reasonable application of a reasonable method taking into consideration the provisions of the Treasury Regulations promulgated under Section 409A of the Code and such determination shall be final and binding for all purposes of the Plan. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code. The Fair Market Value of any property other than Ordinary Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Kaplan Party” means (i) Thomas S. Kaplan or Daphne Recanati Kaplan; (ii) any spouse, parent, sibling or descendant (including by adoption) of either of the persons referred to in clause (i) above; (iii) any trust created for the benefit of any of the persons described in clauses (i) or (ii) above or any trust for the benefit of such trust; or (iv) any person Controlled by one or more of the persons referred to in clauses (i), (ii) or (iii) above.

“Mexican Subsidiary Employee” means an Employee whose employment arrangement is with a Mexican Subsidiary.

“MITL” means the Mexican Income Tax Law, its Regulations, and the Miscellaneous Tax Resolution.

“Non-Employee Director” means a Director who either (i) is not a current Employee or officer of the Company or a Subsidiary and does not receive compensation directly or indirectly from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director, or (ii) is otherwise considered a “non- employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

“Nonqualified Stock Option” means an Option that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422 of the Code.

“Option” means either an ISO or a Nonqualified Stock Option granted under the Plan.

“Ordinary Shares” means the shares of Common Stock of the Company, par value $0.0001 (and any stock or other securities into which such shares of Common Stock may be converted or into which they may be exchanged).

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Committee may determine and may be paid in the form of cash or Ordinary Shares or a combination thereof as determined by the Committee.

“Restricted Stock” means an Ordinary Share that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Restricted Stock. Payment by the Company in respect of Restricted Stock Units may be made in the form of cash or an Ordinary Share or a combination thereof as determined by the Committee.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” means a right to receive a payment equal to the excess of the Fair Market Value of a specified number of Ordinary Shares on the date the right is exercised over a specified Exercise Price. Payment by the Company in respect of SARs may be made in the form of cash or Ordinary Shares or a combination thereof as determined by the Committee.

“Stock Award” means an Award in the form of Ordinary Shares, including a Deferred Stock Unit Award, a Restricted Stock Award, and a Restricted Stock Unit Award, and excluding Options and SARs. Payment by the Company in respect of Stock Awards may be made in the form of cash or Ordinary Shares or a combination thereof as determined by the Committee.

“Subsidiary” means a corporation that is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Stockholder” means an Employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

3.         Administration of the Plan. The Plan shall be administered by the Board; provided, however, that the Board may designate a Committee or Committees of the Board to administer the Plan in its stead; and provided further that, at any time that the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Plan shall be administered only by the Board or a Committee which shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; and (ii) as “independent” for purposes of the rules of any securities exchange on which Company securities are then listed. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable.

(a)         Powers of Committee. The Committee shall have the power, subject to the express provisions of the Plan and any other legal grant of authority by the Board: (i) to determine from time to time which of the eligible persons under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combinations of types of Awards shall be granted; and the provisions of each Award granted, which need not be identical; (ii) to construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and (iii) generally, to exercise such other powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any Awards.

(b)        No Liability. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, consistent with the Company’s Certificate of Incorporation and Bylaws (and any other organizational document of the Company) and to the maximum extent permitted by applicable law (as it now exists or may hereafter be amended), be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

(c)         Effect of Committee Action. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing same) shall be made in its discretion and need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all persons, including without limitation, all Participants and persons claiming rights from or through a Participant.

(d)       Delegation. The Committee and the Board, as applicable, may delegate, in writing, to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, also may: (i) delegate the authority to officers or employees of the Company or a Subsidiary; or (ii) engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law. The Committee and Board’s delegation, as applicable, may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee or Board, as applicable.

(e)        Repricing. Notwithstanding anything in the Plan to the contrary, the Committee may, without obtaining the approval of the Company’s stockholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price that is above the current per share stock price, in exchange for cash, property or other securities.

4.          Ordinary Shares Subject to Plan. Subject to adjustment as provided in this Section 4 and Section 9, the maximum number of Ordinary Shares that may be issued pursuant to Awards shall be [●].1 The maximum number of Ordinary Shares that may be issued pursuant to the Awards under the Plan shall be subject to an annual increase on the first day of each calendar year during the term of the Plan, beginning on and including January 1, 2027, and ending on and including January 1, 2036, equal to the lesser of (x) [2]% of the aggregate number of Ordinary Shares issued and outstanding on December 31 of the immediately preceding calendar year and (y) such smaller number of Ordinary Shares as is determined by the Committee. The Ordinary Shares shall be issued from authorized and unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company. If an Award shall for any reason expire or otherwise terminate without having been exercised in full for any reason, or if all or any portion of the Ordinary Shares subject to an Award shall be forfeited for any reason, the Ordinary Shares subject to such unexercised or forfeited Award shall revert to the Plan, and may again become available for the grant of one or more Awards under the Plan. Any Ordinary Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or SAR under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Ordinary Shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall again be available for subsequent Awards under the Plan.

[1]
Note to Draft: Number of shares equal to the sum of (i) [4]% of the outstanding common shares after giving effect to the IPO, (ii) the number of shares available for issuance under the current reserve after giving effect to the IPO and (iii) the number of shares subject to outstanding awards at the time of the consummation of the IPO.

(a)
Subject to adjustment as provided in Section 9, the maximum number of Ordinary Shares that may be issued as Incentive Stock Option Awards under the Plan shall be equal [●]2.

(b)
The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Ordinary Shares are available for issuance pursuant to Awards.

(c)
No Participant who is a Non-Employee Director shall be granted Awards in respect to services as a Non-Employee Director on the Board during any calendar year that, when aggregated with such Non-Employee Director’s cash fees for services on the Board with respect to such calendar year, exceed $[675,000] in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes). The Committee may make exceptions to increase such limit to $[1,000,000] for an individual Non-Employee Director in the Non-Employee Director’s first year of service or in any year during which the Non-Employee Director serves in a position of board leadership (e.g., as the non-executive chair or lead independent director of the Board), as the Committee may determine in its sole discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

(d)
No Awards shall be granted under the Plan following the tenth anniversary of the Effective Date; provided, however, that all Awards granted under the Plan prior to such date shall remain in effect until: (i) in the case of Options or SARs, such Options or SARs have been exercised or terminated in accordance with the Plan and the terms of such Awards, (ii) in the case of Stock Awards, the Ordinary Shares subject to such Award have been issued and/or cash paid or, in the case of issued shares subject to any restrictions, are no longer subject to any restrictions (including, without limitation, any risk of forfeiture) or have been returned to the Company in accordance with the Plan and the terms of the applicable Award Agreement, or the Stock Award has been forfeited or terminated, as applicable; or (iii) in the case of Cash Awards, the amounts subject to such Award have been paid or the Cash Award has been forfeited or terminated, as applicable.

[2]	Note to Draft: To reflect the number of shares being initially reserved pursuant to the first sentence of the lead-in to Section 4.

5.          Eligibility for Employees.

(a)          Eligibility for Grant of Awards. Employees shall be eligible to receive Awards at the sole discretion of the Committee.

(b)         Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an ISO unless the exercise price of such Option is at least 110% of the Fair Market Value of the Ordinary Shares on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6.
Eligibility for Consultants and Non-Employee Director Grants Under the Plan. Notwithstanding any provision of the Plan to the contrary, each Non-Employee Director of the Company and Consultant to the Company shall be eligible to be granted Awards under the Plan, other than ISOs, at the discretion of the Board.

7.
Types of Awards; Award Agreements and Terms. The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee. Upon the termination of service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant. The Company has no obligation to advise any Participant or other person of the expiration or pending expiration of an Award.

(a)        Options. Each Option granted under the Plan shall be a Nonqualified Stock Option, unless the Option is specifically designated at the time of grant to be an ISO. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option for all purposes under the provisions of the Plan. Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. The exercise period for an Option shall extend no more than ten (10) years after the Grant Date, except that the exercise period for an ISO that is granted to a Ten Percent Stockholder shall be no more than five (5) years. Options may not include provisions that “reload” the Option upon exercise.

(i)
Exercise Price. Each Award Agreement shall state the Exercise Price applicable to the Option granted therein. Subject to the provisions of Section 5(b) with respect to a Ten Percent Stockholder granted an ISO, the Exercise Price of any Option, whether a Nonqualified Stock Option or an ISO, shall in no event ever be less than 100% of the Fair Market Value of the Ordinary Shares subject to the Option on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and/or Section 409A of the Code.

(ii)
Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Exercise Price for the Ordinary Shares to be purchased. Each such notice shall specify the number of Ordinary Shares to be purchased.

(iii)
Method of Payment. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by one or more of the following methods. The Committee shall have authority to grant Options that do not entitle the Participant to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment of the Exercise Price are: (1) cash or check payable to the order of the Company; (2) by delivery to the Company of other Ordinary Shares which, unless otherwise determined by the Committee, have been held for more than six (6) months; (3) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issued upon exercise by the largest whole number of the Ordinary Shares with a Fair Market Value that does not exceed the Exercise Price; provided, however, that the Company shall accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate Exercise Price not so satisfied, provided further that the Ordinary Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent so applied or withheld to satisfy tax withholding obligations pursuant to Section 17 below or the MITL, as applicable; or (4) any other form of legal consideration or combinations thereof that may be acceptable to the Committee.

(iv)
Limitation on ISO Grants. To the extent that the aggregate Fair Market Value of the Ordinary Shares (determined at the time the ISO is granted) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company or its Subsidiaries in which such Participant has been granted ISOs exceeds $100,000 or such other limitation as then may be imposed by Section 422(d) of the Code, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement.

(b)        Stock Appreciation Rights. An Award may be in the form of a SAR. The Exercise Price for a SAR shall not be less than the Fair Market Value of the Ordinary Shares on the Grant Date. The holder of a SAR that is in tandem with an Option may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than ten (10) years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee.

(c)          Stock Awards. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and subject to the applicable requirements described herein.

(d)       Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(e)          Performance Awards.

(i)
Designation as a Performance Award. The Committee shall have the right to designate any Award as a Performance Award.

(ii)
Performance Measures. The Committee may establish performance measures for purposes of grants of Performance Awards. Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, group or division basis, on an absolute or relative basis or in comparison to one or more peer group companies or indices. The amount of cash or shares payable or vested pursuant to Performance Awards may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. The Committee reserves the right to adjust performance measures, or modify the manner of measuring or evaluating a performance measure, for any reason the Committee determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to the Plan shall be determined by the Committee.

8.           Change of Control.

(a)       Unless otherwise provided in an applicable Award Agreement, upon the consummation of a Change of Control where an outstanding Award is not assumed or substituted in connection therewith, then (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target and actual performance levels as of the date of the Change of Control.

(b)         In the event that a Change of Control occurs and an Award is assumed or substituted in connection therewith, such Award shall remain outstanding and shall continue to vest following such Change of Control in accordance with its terms, subject to adjustment in accordance with Section 9 hereof.  For purposes of this Section 8, an outstanding Award shall be considered to be assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to Ordinary Shares, the Award may instead confer the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Committee, in its sole discretion, pursuant to Section 9 hereof).

(c)         Nothing in this Section 8 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 8 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 8.

9.           Adjustments.

(a)         The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Ordinary Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)         In the event of any subdivision or consolidation of outstanding Ordinary Shares, declaration of a dividend payable in Ordinary Shares or other stock split, then (i) the Ordinary Shares reserved under the Plan and the number of Ordinary Shares available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of Ordinary Shares covered by outstanding Awards, (iii) the Exercise Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) any limitations contained within the Plan and (vi) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance periods, performance targets or criteria with respect thereto), shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction, as determined by the Committee in its sole discretion. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Ordinary Shares or any distribution to holders of Ordinary Shares of securities or property (other than normal cash dividends or dividends payable in Ordinary Shares), the Committee shall make appropriate adjustments to (1) the number of Ordinary Shares reserved under the Plan and the number of Ordinary Shares available for issuance pursuant to specific types of Awards as described in Section 4, (2) the number of Ordinary Shares covered by outstanding Awards, (3) the Exercise Price or other price in respect of such Awards, (4) the appropriate Fair Market Value and other price determinations for such Awards, (5) any limitations contained within the Plan and (6) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance periods, performance targets or criteria with respect thereto); provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c)        In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation (including a Change of Control), the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under the Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option or SAR, shall be the amount equal to the excess of the Fair Market Value of a share as of such date over the Exercise Price for such Option or SAR (for the avoidance of doubt, if such exercise price is equal to or exceeds such Fair Market Value, the Option or SAR may be canceled for no consideration), or (v) cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

(d)       No adjustment authorized by this Section 9 shall be made in such manner that would result in the Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A (or in the case of an ISO, Section 422), and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

10.        Clawback for Misconduct or Restatement. In the event of misconduct by a Participant which results in material harm to the Company or if any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award made to any, all or any class of Participant to the extent that the Participant benefited from such misconduct, errors, omissions, or fraud. The Board shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or a Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recovery or clawback provisions and with any Company request or demand for recovery or clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to or in connection with any such law, government regulation or stock exchange listing requirement).

11.          Award Payment; Dividends and Dividend Equivalents.

(a)
General. Payment of Awards may be made in the form of cash or Ordinary Shares, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Ordinary Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the Ordinary Shares (to the extent that such Ordinary Shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in Ordinary Shares, the Ordinary Shares that may be issued at the end of the vesting period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)
Dividends and Dividend Equivalents. Rights to dividends and Dividend Equivalents may be extended to and made part of any Stock Awards, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to performance goals. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

12.
Award Agreement Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Award Agreements issued to a Participant, subject to the Participant’s consent if such amendment is not favorable to the Participant, except that the consent of the Participant shall not be required for any amendment made pursuant to Sections 8 and 9 of the Plan, as applicable.

13.
Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution or (ii) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

14.
No Commitment to Retain. The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Subsidiary to retain the Participant in the employ or service of the Company or a Subsidiary and/or as a member of the Board or in any other capacity, or interfere in any way with the right of the Company or a Subsidiary to terminate the services of a Participant. With respect to any Mexican Subsidiary Employee, nothing in the Plan or an Award granted under the Plan or in any Agreement or other agreement entered into pursuant hereto shall confer upon the Participant the right to continue in an employment or commercial relationship with the Mexican Subsidiary employing such Mexican Subsidiary Employee. The participation of each Participant in an Award will be voluntary and will not be induced by expectation of appointment, employment or engagement, or continued appointment, continued employment or continued engagement, by or with the Company.

15.
No Employment or Commercial Relationship for Mexican Subsidiary Employee. With respect to any Mexican Subsidiary Employee, nothing in this Plan shall be construed to create an employment relationship between the Participant and the Company. The Participant acknowledges and agrees that his or her sole employer is the Mexican Subsidiary with which the employment agreement has been entered into, and that the Company shall have no obligations or liabilities arising from the Participant’s employment or commercial relationship with the Mexican Subsidiary. Also, the participation in the Plan or the Award shall not be deemed as a labor benefit under any applicable Mexican legislation.

16.
Securities Law Restrictions; Section 16. Unless the Ordinary Shares received pursuant to an Award are covered by a then current registration statement or a notification under Regulation A under the Securities Act, each Award Agreement shall contain the Participant’s acknowledgment in form and substance satisfactory to the Company that: (i) such Ordinary Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Participant has been advised and understands that (A) the Ordinary Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Ordinary Shares under the Securities Act or to take any action which would make available to the Participant any exemption from such registration; (iii) such Ordinary Shares may not be transferred without compliance with all applicable federal and state securities laws and any other restrictions contained in the Plan and the applicable Award Agreement; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Agreement may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Ordinary Shares should be delayed pending (1) registration under federal or state securities laws, (2) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (3) the listing or inclusion of the Ordinary Shares on any securities exchange or an automated quotation system, or (4) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Ordinary Shares, the Company may defer issuance of any Ordinary Shares under an Award Agreement granted hereunder until any of the events described in this sentence has occurred. The Plan is intended to enable transactions under the Plan with respect to persons subject to Section 16 of the Exchange Act to satisfy the conditions of Rule 16b- 3 under the Exchange Act or its successors at any time that the Company has a class of equity securities registered under Section 12 of the Exchange Act. To the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan to fail to satisfy the conditions of Rule 16b-3 at any time that the Company has a class of equity securities registered under Section 12 of the Exchange Act, such provision shall be deemed null and void to the extent permitted by applicable law. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16 of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan.

17.
Withholding of Taxes. The Company shall have the power to withhold (or cause the administrative employer to withhold, if applicable), or require a Participant to remit to the Company (or to the administrative employer, if applicable), up to the maximum amount necessary to satisfy federal, state, local, and other withholding tax requirements in the applicable jurisdiction on any Award under the Plan. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, local, and other tax withholding requirements in the applicable jurisdiction on any Award under the Plan; provided; however, that with respect to Mexican Subsidiary Employees, the Company shall not have such discretion and said Mexican Subsidiary Employees will be subject to tax and obliged to pay directly the corresponding taxes in Mexico. Any Mexican Subsidiary Employee that receives an Award acknowledges that the Company is not obliged under Mexican legislation to withhold any tax related to any Award under the Plan and the Mexican Subsidiary Employee shall provide a copy of the tax return and the evidence of payment of the corresponding tax to the Company. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, including, without limitation, allowing the Participant to use Ordinary Shares already owned by the holder of an Award to satisfy his or her withholding obligation. If Ordinary Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

18.
Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any Ordinary Shares subject to an Award unless and until such Participant has satisfied all requirements applicable to such Award, in accordance with the terms of the Plan and the applicable Award Agreement.

19.
Compliance with Laws. The obligation of the Company to make payment of Awards in Ordinary Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register or qualify pursuant to the Securities Act, or other comparable laws, any of the Ordinary Shares issued pursuant to the Plan. If the Ordinary Shares issued pursuant to the Plan may in certain circumstances be exempt from registration or qualification pursuant to the Securities Act or other comparable laws, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

20.
Code Section 409A.

(a)
Awards made under the Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award. Notwithstanding the foregoing, the Company makes no representations that the Plan or any Award shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. Unless otherwise provided in a separate agreement with a Participant, if any Award fails to meet the requirements of Section 409A, neither the Company nor any of its Subsidiaries shall have any liability for any tax, penalty or interest imposed on any Participant under Section 409A, and the Participant shall have no recourse against the Company or any of its Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.

(b)
Unless the Committee provides otherwise in an Award Agreement, each Stock Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled within sixty (60) days of the amount becoming fixed and determinable and the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Stock Award or a Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c)
If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant incurs a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h) (applying the default rules of Treasury Regulation § 1.409A-1(h)), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day of the seventh (7th) month following the Participant’s separation from service, (ii) the date of the Participant’s death (or within ninety (90) days thereafter), or (iii) such earlier date as complies with the requirements of Code Section 409A.

(d)
Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Code Section 409A be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Code Section 409A. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Code Section 409A, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Code Section 409A.

(e)
NOTWITHSTANDING THE FOREGOING, NO PROVISION OF THIS SECTION 20 SHALL APPLY TO ANY MEXICAN SUBSIDIARY EMPLOYEE TO THE EXTENT THAT IT VIOLATES OR CONFLICTS WITH ANY APPLICABLE MEXICAN LAW.

21.
Amendment or Termination of the Plan. The Board may amend, suspend or terminate the Plan, but no such amendment or termination shall be made which would adversely affect any outstanding Awards without the written consent of the affected Participants. In addition, to the extent necessary to comply with Section 422 of the Code, Code Section 409A or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Ordinary Shares are then listed, the Company shall obtain stockholder approval of any Plan amendment or termination.

22.
Effective Date. The Plan was originally adopted and approved by stockholders on March 31, 2020 and amended and restated on November 15, 2025. The amendments to the Plan made under this amendment and restatement will become effective on the Effective Date; provided, however, that no Incentive Stock Options shall be granted under the Plan following the Effective Date unless this Plan is approved by the Company’s stockholders within one (1) year following the Effective Date in accordance with Treasury Regulation Section 1.422-2(b).

23.
Choice of Law. The Plan and the Awards granted under the Plan shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

AMENDMENT AND RESTATEMENT APPROVED BY THE BOARD OF DIRECTORS ON                   , 2026 AND THE STOCKHOLDERS ON                   , 2026.